Exhibit 1

                                 GODFREY & KAHN, S.C.
                                   ATTORNEYS AT LAW
                                780 North Water Street
                           Milwaukee, Wisconsin  53202-3590
                     Phone:  (414) 273-3500  Fax:  (414) 273-5198



                                        February 16, 1996


          O.R.I. Funds, Inc.
          233 N. Michigan Avenue, Suite 1807
          Chicago, IL 60601

          Ladies and Gentlemen:

                    We have acted as your counsel in connection with the sale by you of an indefinite number of shares of O.R.I. Funds, Inc. (the "Company") common stock, $0.01 par value (the "Shares"). This opinion relates to the filing by you of Form 24F-2 (the "Form") made pursuant to Rule 24f-2 promulgated under the Investment Company Act of 1940, as amended. In such Form you have reported the sale during the fiscal year ended November 30, 1995 of an aggregate of 90,685 Shares of the Company's common stock made in reliance on Rule 24f-2.

                    In connection with this opinion we have examined: (a) the Articles of Incorporation and By-Laws of the Company, (b) the Form dated February 16, 1996, (c) corporate proceedings relative to the authorization for issuance of the Company's Shares and (d) such other proceedings, documents, certificates and records as we have deemed necessary to enable us to render the following opinion.

                    Based on the foregoing, we are of the opinion that the Shares sold in the fiscal year ended November 30, 1995, in reliance upon registration pursuant to Rule 24f-2 and in the manner set forth in the Company's registration statement were legally issued, fully paid and nonassessable. As to matters of fact relevant to such opinion, we have relied upon the Form and statements of officers and representatives of the Company and others.

                    We consent to the filing of this opinion with the Form referred to above. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the

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          rules and regulations of the Securities and Exchange Commission thereunder. This opinion is furnished to you solely for your benefit and may not be relied upon by any other person without our prior written consent.

                                             Very truly yours,

                                             /s/ Godfrey & Kahn, S.C.

                                             GODFREY & KAHN, S.C.








































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